Exhibit 2.1


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                                                               Execution Version
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                          AGREEMENT AND PLAN OF MERGER

                         dated as of September 25, 2002

                                      among

                             UNION BANKSHARES, LTD.,

                                     KEYCORP

                                       and

                           BUFFALO ACQUIROR SUB, INC.





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                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

                                    ARTICLE I

                  Certain Definitions; Interpretation

1.01     Certain Definitions...........................................2
1.02     Interpretation................................................7

                                   ARTICLE II

                                   The Merger

2.01     The Merger....................................................8
2.02     Effective Time................................................9

                                   ARTICLE III

                                  Consideration

3.01     Effect on Capital Stock.......................................9
3.02     Rights as Stockholders; Stock Transfers......................10
3.03     Payment for Shares...........................................10
3.04     Dissenting Stockholders......................................11
3.05     Company Stock Options........................................11

                                   ARTICLE IV

                           Actions Pending the Merger

4.01     Forbearances of the Company..................................12
4.02     Forbearances of the Acquiror.................................15

                                    ARTICLE V

                         Representations and Warranties

5.01     Disclosure Schedules.........................................16
5.02     Standard.....................................................16
5.03     Representations and Warranties of the Company................17
5.04     Representations and Warranties of the Acquiror...............31



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                                   ARTICLE VI

                                    Covenants

6.01     Reasonable Best Efforts......................................33
6.02     Stockholder Approvals........................................33
6.03     Proxy Statement..............................................34
6.04     Other Communications.........................................34
6.05     Access; Information..........................................35
6.06     Acquisition Proposals........................................35
6.07     Takeover Laws................................................36
6.08     No Rights Triggered..........................................37
6.09     Regulatory Applications......................................37
6.10     Indemnification..............................................37
6.11     Notification of Certain Matters..............................39
6.12     Employee Benefits............................................39
6.13     Certain Adjustments..........................................40
6.14     Certain Contracts............................................41
6.15     Actions Regarding Debentures.................................41
6.16     Invesco Field Lease..........................................41

                                   ARTICLE VII

                Conditions to Consummation of the Merger

7.01     Conditions to Each Party's Obligation to Effect the Merger...41
7.02     Conditions to Obligation of the Company......................42
7.03     Conditions to Obligation of the Acquiror.....................43

                                  ARTICLE VIII

                                   Termination

8.01     Termination..................................................44
8.02     Effect of Termination and Abandonment........................45
8.03     Termination Fee..............................................45

                                   ARTICLE IX

                                  Miscellaneous

9.01     Survival.....................................................46
9.02     Waiver; Amendment............................................46
9.03     Counterparts.................................................46
9.04     Governing Law; Venue; Waiver of Jury Trial...................47
9.05     Expenses.....................................................47
9.06     Notices......................................................47


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9.07     Entire Understanding; No Third-Party Beneficiaries...........48
9.08     Assignment...................................................49
9.09     Severability.................................................49


EXHIBIT A    List of Persons to Execute Ancillary Agreements
EXHIBIT B    Form of Voting and Support Agreement
EXHIBIT C    Form of Shareholders' Agreement Waiver
EXHIBIT D    Form of Employment Agreement
EXHIBIT E    Form of Confidential Separation and Noncompetition Agreement
EXHIBIT F    Form of Agreement and Release



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     AGREEMENT AND PLAN OF MERGER, dated as of September 25, 2002, among Union
Bankshares, Ltd. (the "Company"), Keycorp (the "Acquiror") and Buffalo Acquiror Sub, Inc. ("Acquiror Sub").


                                    RECITALS

     A. The Company. The Company is a Delaware corporation, having its principal place of business in Denver, Colorado.

     B. The Acquiror. The Acquiror is an Ohio corporation, having its principal place of business in Cleveland, Ohio.

     C. Acquiror Sub. Acquiror Sub is a Delaware corporation and a wholly owned subsidiary of Acquiror that has been organized for the purpose of effecting the Merger in accordance with this Agreement.

     D. The Merger. On the terms and subject to the conditions contained in this Agreement, the parties to this Agreement intend to effect the merger of Acquiror Sub with and into the Company, with the Company as the surviving corporation.

     E. Voting Agreements. Contemporaneous with the execution of this Agreement, the stockholders of the Company identified on Exhibit A have agreed to execute a Voting and Support Agreement (the "Voting Agreement") in the form of Exhibit B.

     F. Shareholders' Agreement Waiver. Contemporaneous with the execution of this Agreement, the Company and the stockholders of the Company party to the Second Amended and Restated Shareholders' Agreement of Union Bankshares, Ltd., dated as of April 24, 2002, have agreed to execute a Shareholders' Agreement Waiver in the form of Exhibit C.

     G. Employment Agreements. Contemporaneous with the execution of this Agreement, the employees of the Company identified on Exhibit A have agreed to execute an Employment Agreement (the "Employment Agreement") in the form of Exhibit D.

     H. Separation Agreements. Contemporaneous with the execution of this Agreement, the employees of the Company identified on Exhibit A have agreed to execute a Separation and Noncompetition Agreement (the "Separation Agreement") in the form of Exhibit E.

     I. Director/Officer Release. The directors and officers of the Company identified on Exhibit A have agreed to execute an Agreement and Release (the "Director/Officer Release") in the form of Exhibit F.

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     J. Board Action. The respective Boards of Directors of each of the Company and the Acquiror have adopted resolutions approving this Agreement and the transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                       CERTAIN DEFINITIONS; INTERPRETATION

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings assigned below:

     "Acquiror" has the meaning assigned in the preamble to this Agreement.

     "Acquiror Banking Sub" has the meaning assigned in Section 5.03(f)(3).

     "Acquiror Sub" has the meaning assigned in the preamble to this Agreement.

     "Acquisition Proposal" has the meaning assigned in Section 6.06.

     "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

     "Award Holder" has the meaning assigned in Section 3.05.

     "Bank" means Union Bank & Trust, a state chartered Colorado commercial bank that is wholly owned by the Company.

     "Charter" has the meaning assigned in Section 2.01(b).

     "Chosen Courts" has the meaning assigned in Section 9.04(b).

     "Closing Date" has the meaning assigned in Section 2.02.

     "Code" means the Internal Revenue Code of 1986.

     "Company" has the meaning assigned in the preamble to this Agreement.

     "Company Board" means the Board of Directors of the Company.

     "Company By-Laws" means the By-laws of the Company.

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     "Company Charter" means the Certificate of Incorporation of the Company.

     "Company Common Stock" means the common stock, $0.001 par value per share, of the Company.

     "Company IP Rights" has the meaning assigned in Section 5.03(w).

     "Company Meeting" has the meaning assigned in Section 6.02.

     "Company Preferred Stock" means the preferred stock, $0.001 par value per share, of the Company.

     "Company's Reports" has the meaning assigned in Section 5.03(j).

     "Company SEC Documents" has the meaning assigned in Section 5.03(g).

     "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

     "Company Stock Option" means each option to purchase shares of Company Common Stock outstanding under the Company Stock Plans.

     "Company Stock Plans" has the meaning assigned in Section 5.03(b).

     "Confidentiality Agreement" means the Confidentiality Agreement between the Company and the Acquiror, dated May 24, 2002.

     "Compensation Plans" has, with respect to any person, the meaning assigned in Section 5.03(n).

     "Consideration" has the meaning assigned in Section 3.01(a).

     "Contract" means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, lease or other commitment, whether oral or in writing, to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any properties owned by them is subject (other than obligations imposed upon persons generally).

     "Costs" has the meaning assigned in Section 6.10(a).

     "CRA" means the Community Reinvestment Act of 1977.

     "DGCL" means the Delaware General Corporation Law.

     "Director/Officer Release" has the meaning assigned in Recital I.

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     "Disclosure Schedule" has the meaning assigned in Section 5.01.

     "Dissenters' Shares" means shares of Company Common Stock the holders of which shall have perfected their appraisal rights in accordance with Section 262 of the DGCL as of the moment immediately prior to the Effective Time.

     "Effective Time" means the date and time at which the Merger becomes effective.

     "Employment Agreement" has the meaning assigned in Recital G.

     "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (1) the protection or restoration of the environment, health or safety (in each case as relating to the environment) or natural resources; or (2) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" has, with respect to any person, the meaning assigned in
Section 5.03(n).

     "ERISA Affiliate Plan" has the meaning assigned in Section 5.03(n).

     "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Hazardous Substance" means any substance in any concentration that is: (1) listed, classified or regulated pursuant to any Environmental Law; (2) any petroleum or coal product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (3) any other substance which may reasonably be expected to be the subject of regulatory action by any Governmental Authority or a source of liability pursuant to any Environmental Law.

     "Indemnified Party" has the meaning assigned in Section 6.10(a).

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     "Insurance Amount" has the meaning assigned in Section 6.10(b).

     "Insurance Policies" has the meaning assigned in Section 5.03(u).

     "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, software, databases and all documentation and media constituting, describing or relating to the above, including manuals, memoranda and records.

     "IRS" means the United States Internal Revenue Service.

     "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

     "Loans" means loans, leases, extensions of credit (including guaranties), commitments to extend credit and similar assets.

     "Material Adverse Effect" means, with respect to the Acquiror or the Company, a material adverse effect on the condition (financial or otherwise), properties, business, operations, results of operations or shareholders' equity of the Acquiror and its Subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, respectively, or any effect which prevents, materially delays or materially impairs the ability of either the Acquiror or the Company to consummate the Merger and the other transactions contemplated by this Agreement, excluding any such effect or change resulting primarily from any change (A) in banking laws and other laws of general applicability or (B) in generally accepted accounting principles or regulatory accounting requirements applicable to banks and their holding companies generally.

     "Material Interest" has the meaning assigned in the definition of Related Person.

     "Merger" has the meaning assigned in Section 2.01(a).

     "Multiemployer Plan" means, with respect to any person, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     "Paying Agent" has the meaning assigned in Section 3.03.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" has, with respect to any person, the meaning assigned in
Section 5.03(n).

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     "person" means any individual, bank, savings bank, corporation, partnership, limited liability company, association, joint-stock company, business trust or unincorporated organization.

     "Previously Disclosed" means, with respect to the Company or the Acquiror, information set forth in such party's Disclosure Schedule in a paragraph or section identified as corresponding to the provision of this Agreement in respect of which such information has been so set forth.

     "Proxy Statement" has the meaning assigned in Section 6.03.

     "Related Person" means any person (or family member of such person) (1) that directly or indirectly, controls, or is under common control with, the Company or any of its affiliates, (2) that serves as a director, officer, employee, partner, member, executor, or trustee of the Company or any of its affiliates or Subsidiaries (or in any other similar capacity), (3) that has, or is a member of a group having, direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5 percent of the outstanding voting power or equity securities or other equity interests representing at least 5 percent of the outstanding equity interests (a "Material Interest") in the Company or any of its affiliates or (4) in which any person (or family member of such person) that falls under (1), (2) or (3) directly or indirectly above holds a Material Interest or serves as a director, officer, employee, partner, member, executor, or trustee (or in any other similar capacity).

     "representatives" means, with respect to any person, such person's directors, officers, employees, legal or investment or financial advisors or any representatives of such legal or financial advisors.

     "Rights" means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

     "Risk Management Contract" has the meaning assigned in Section 5.03(r).

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, and the rules and regulations thereunder.

     "Separation Agreement" has the meaning assigned in Recital H.

     "Subsequent Merger" has the meaning assigned in Section 5.03(f)(3).

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     "Subsidiary" includes a "subsidiary" as defined in Rule 1-02 of Regulation
S-X of the SEC.

     "Superior Proposal" has the meaning assigned in Section 6.06.

     "Surviving Corporation" has the meaning assigned in Section 2.01(a).

     "Takeover Laws" has the meaning assigned in Section 5.03(e).

     "Taxes" means all taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, or charges of any kind whatsoever, together with any interest and any penalties or additions to tax with respect thereto and with respect to any information reporting requirements imposed by the Code or any similar provision of foreign, state or local law and any interest in respect of such additions or penalties imposed by any taxing authority whether arising before, on or after the Closing Date.

     "Tax Returns" means all reports and returns required to be filed on or before the Closing Date with respect to the Taxes of the Company or any of its Subsidiaries including consolidated federal income tax returns and any documentation required to be filed with any taxing authority or to be retained by the Company or any of its Subsidiaries in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law.

     "Termination Date" has the meaning assigned in Section 8.01(c).

     "Treasury Shares" means shares of Company Common Stock owned, directly or indirectly, by the Company or any of its Subsidiaries.

     "Voting Agreement" has the meaning assigned in Recital E.

     1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References herein to "transaction contemplated by this Agreement" include the Merger as well as the other transactions contemplated hereby, the Voting Agreement and the transactions contemplated thereby. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such

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requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries, and to use its reasonable best efforts to cause its other affiliates, to take appropriate action in connection therewith. A person shall be deemed to have "knowledge" or to have "known" a particular fact or other matter if such person has actual knowledge of such fact or other matter after reasonable diligence or inquiry appropriate under the circumstances or appropriate in connection with the exercise of such person's employment or position. The Company shall be deemed to have knowledge or to have known a particular fact or other matter if any of the Chief Executive Officer of the Company, Vice President of the Company, President of the Company/Chairman of the Board or Chief Executive Officer of the Bank has knowledge of such fact or other matter. All references to "dollars" or "$" mean the lawful currency of the United States, unless otherwise indicated. Any reference in this Agreement to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation.

                                   ARTICLE II

                                   The Merger

     2.01 The Merger. At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the following shall occur:

     (a) STRUCTURE AND EFFECTS OF THE MERGER. Acquiror Sub shall merge with and into the Company, and the separate corporate existence of Acquiror Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

     (b) CERTIFICATE OF INCORPORATION. The Company Charter as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until thereafter amended as provided therein or by applicable law, except that Section 5.1 of the Charter shall be amended to read in its entirety as follows: "The aggregate number of shares that the Company shall have the authority to issue is one thousand (1,000) shares of common stock, par value $0.001 per share."

     (c) By-Laws. The by-laws of Acquiror Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter amended as provided therein or by applicable law.

     (d) Directors and Officers. The directors and officers of Acquiror Sub immediately prior to the Effective Time shall be the directors and

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officers of Surviving Corporation; and such directors and officers shall hold office until such time as their successors shall be duly elected or appointed and qualified.

     2.02 Effective Time. The Merger shall become effective upon the filing, in the office of the Secretary of State of the State of Delaware, of a Certificate of Merger in accordance with Section 251 of the DGCL, or at such later date and time as may be set forth in such certificate. Subject to the terms of this Agreement, the parties shall cause the Merger to become effective (a) on a day within three business days after the last of the conditions set forth in Article VII (other than conditions relating solely to the delivery of documents dated the Closing Date) shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of the Acquiror, on the last business day of the month in which such day occurs), or (b) on such date as the parties may agree in writing (the "Closing Date").

                                   ARTICLE III

                                  CONSIDERATION

     3.01 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

     (a) CONVERSION OF COMPANY COMMON STOCK. Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than Treasury Shares and Dissenters' Shares) shall be converted into the right to receive consideration (the "Consideration") comprising $22.63 in cash. At the Effective Time, the shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and cease to exist, and from and after the Effective Time, certificates representing Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to represent the right to receive the Consideration pursuant to this Section 3.01(a).

     (b) ACQUIROR SUB COMMON STOCK. Each share of Acquiror Sub common stock outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

     (c) TREASURY AND DISSENTERS' SHARES. Each share of Company Common Stock held as Treasury Shares or Dissenters' Shares immediately prior to the Effective Time shall be canceled and retired and, except as set forth in Section 3.04 with respect to Dissenters' Shares, no consideration shall be issued in exchange therefor.

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     3.02 Rights as Stockholders; Stock Transfers. At the Effective Time,
holders of Company Common Stock (other than Dissenters' Shares, if applicable) shall cease to be, and shall have no rights as, stockholders of the Company, other than to receive any dividend or other distribution with respect to such Company Common Stock with a record date occurring prior to the Effective Time and the right to receive Consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock (other than Dissenters' Shares, if applicable).

     3.03 Payment for Shares. At or prior to the Effective Time, Acquiror shall make available or cause to be made available to such bank as the Acquiror shall appoint (and shall be reasonably acceptable to the Company), as paying agent (the "Paying Agent"), amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of Consideration to holders of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. Promptly (but in no event more than five business days) after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each person who was, at the Effective Time, a holder of record of outstanding shares of Company Common Stock a form (mutually agreed to by the Acquiror and the Company) of letter of transmittal and instructions for use in effecting the surrender, in exchange for payment therefor, of the certificates which, immediately prior to the Effective Time, represented any of such shares. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly (but in no event more than five business days after due surrender) cause the Paying Agent to pay to each person entitled thereto a check in the amount of the Consideration to which such person is entitled, after giving effect to any required tax withholdings; provided, however, that any Consideration, after giving effect to any required tax withholdings, in excess of $500,000 payable to any individual stockholder or Award Holder shall, at the election of such stockholder or Award Holder upon providing the Paying Agent with adequate wire instructions, be paid by wire transfer no later than two business days after due surrender. No interest will be paid or will accrue on any amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, Acquiror shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest or other amounts received with respect thereto) made available to the Paying Agent that have not been disbursed to holders of certificates formerly representing shares of Company Common Stock outstanding on the Effective

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Time, and thereafter such holders shall be entitled to look only to Acquiror and the Surviving Corporation as general creditors thereof with respect to the Consideration payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

     3.04 Dissenting Stockholders. Dissenters' Shares shall be purchased and paid for in accordance with Section 262 of the DGCL. The Company shall give Acquiror (a) prompt notice of any written demands for fair value received by the Company, withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by the Company and (b) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under the DGCL. The Company shall not, except with prior written consent of Acquiror, voluntarily make any payment with respect to any demands for fair value for Dissenters' Shares or offer to settle, or settle, any such demands.

     3.05 Company Stock Options. At the Effective Time, each Company Stock Option then outstanding, whether vested or unvested, exercisable or unexercisable, without any action on the part of the holder shall be converted into the right to receive payment of an amount in cash equal to the product of
(a) $22.63 less the exercise price per share, if any, subject to such Company Stock Option and (b) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time; provided that the Company shall be entitled to withhold from such cash payment any amounts required to be withheld by applicable law. Each Company Stock Option to which this paragraph applies will be cancelled and shall cease to exist by virtue of such payment. Prior to the Effective Time the Company shall take all necessary actions, including obtaining (1) consents of each Award Holder, if required pursuant to the terms of the applicable Company Stock Plan, including employees of the Company and of its Subsidiaries and each of the directors on the Company Board and each of the directors on the board of directors of the Bank (each, an "Award Holder"), in each case, in their individual capacities and (2) resolutions of the Company Board, of the board of directors of the Bank or of a committee established under a Company Stock Plan, if applicable, to effect the foregoing.

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                                  ARTICLE IV

                           ACTIONS PENDING THE MERGER

     4.01 Forbearances of the Company. Until the Effective Time (or, if earlier, the termination of this Agreement), the Company agrees, except as expressly provided in this Agreement, without the prior written consent of the Acquiror, the Company will not, and will cause each of its Subsidiaries not to:

     (a) ORDINARY COURSE. Except as Previously Disclosed, conduct the business of the Company and its Subsidiaries other than in the ordinary and usual course or, to the extent consistent therewith, fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

     (b) NEW ACTIVITIES. Engage in any material new activities or lines of business or make any material changes to its existing activities or lines of business.

     (c) CAPITAL STOCK. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any shares of Company Stock or any Rights, (2) permit any additional shares of Company Stock to become subject to new grants of stock options, or stock-based rights or arrangements, (3) repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Stock, (4) effect any recapitalization, reclassification, stock split or like change in capitalization, or (5) enter into, or take any action to cause any holders of Company Stock to enter into, any agreement, understanding or commitment relating to the right of holders of Company Stock to vote any shares of Company Stock, or, except to the extent required by law, cooperate in any formation of any voting trust or similar arrangement relating to such shares.

     (d) SUBSIDIARIES. Issue, sell or otherwise permit to become outstanding, transfer, mortgage, encumber or otherwise dispose of or permit the creation of any Lien in respect of, or amend or modify the terms of, any equity interests held in a Subsidiary.

     (e) DIVIDENDS, ETC. Except as Previously Disclosed, make, declare, pay or set aside for payment any dividend, other than dividends from wholly owned Subsidiaries to the Company or to another wholly owned Subsidiary of the Company on or in respect of, or declare or make any distribution on any shares of its capital stock or split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

     (f) COMPENSATION; EMPLOYMENT CONTRACTS; ETC. Enter into, amend, modify, renew or terminate any employment, consulting, severance,

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change in control or similar Contracts with any directors, officers, employees of, or independent contractors with respect to, the Company or its Subsidiaries, or grant any salary, wage or other increase or increase any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Previously Disclosed Contracts or policies existing on the date hereof, (3) regular salary increases granted in the ordinary and usual course of business consistent with past practice and within the Company's or any Subsidiary's 2002 budget (a copy of which has been provided to the Acquiror), provided, that that it shall be a condition precedent to any such increase for any employee of the Company party to an employment agreement or other agreement containing a change or control or similar provision that such employee expressly agree that such increase in compensation shall not have any impact on any payments that might become payable to such employee as a result of the Merger and the transactions contemplated hereby and the Company shall take all necessary action to effect the foregoing or (4) for employment arrangements for newly hired non-executive employees in the ordinary and usual course of business consistent with past practice, provided that total annual compensation for any such newly hired non-executive employee shall not exceed $50,000 and any such arrangement shall not include any change of control related provision.

     (g) BENEFIT PLANS. Enter into, establish, adopt, amend, modify or terminate any pension, retirement, stock option, stock purchase, savings, profit sharing, employee stock ownership, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former directors, officers, employees, former employees of, or independent contractors with respect to, the Company or its Subsidiaries (or any dependent or beneficiary of any of the foregoing persons), including taking any action that accelerates the vesting or exercisability of or the payment or distribution with respect to, stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case,
(1) as may be required by applicable law, (2) to satisfy Previously Disclosed Contracts existing on the date hereof, (3) to effect the agreement set forth in
Section 3.05 hereof or (4) to effect any other provision of this Agreement.

     (h) DISPOSITIONS. Except pursuant to Previously Disclosed Contracts existing on the date hereof and except pursuant to Federal Home Loan Bank borrowings in the ordinary and usual course of business consistent with past practice, sell, transfer, mortgage, lease, encumber or otherwise dispose of or permit the creation of any Lien (except for a Lien for Taxes not yet due and payable) in respect of, or discontinue any material portion of, its assets, deposits, business or properties.

     (i) ACQUISITIONS. Except (1) as Previously Disclosed or (2) by way of foreclosures in satisfaction of debts previously contracted, in each case in the ordinary and usual course of business consistent with past practice,

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acquire any material amount, taken individually and in the aggregate, of assets, properties or deposits of another person in any one transaction or a series of related transactions.

     (j) GOVERNING DOCUMENTS. Amend (or suffer to be amended) the Company Charter, the Company By-Laws or the certificate of incorporation, by-laws, partnership agreements, shareholder agreements or limited liability company agreements (or other governing documents) of any of the Company's Subsidiaries.

     (k) ACCOUNTING METHODS. Implement or adopt any change in the accounting principles, practices or methods used by the Company and its Subsidiaries, other than as may be required by generally accepted accounting principles, the Exchange Act or other applicable law or regulation.

     (l) CONTRACTS. Except in the ordinary course of business consistent with past practice, pursuant to Section 6.14 or pursuant to Previously Disclosed contracts that renew automatically, (1) enter into, amend, renew or terminate any material Contract or any agreement that provides for either (A) aggregate payments of $50,000 or more or (B) a term exceeding 90 days or (2) amend or modify in any material respect any of its existing material Contracts.

     (m) CLAIMS. Settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $50,000 and which would not reasonably be expected to establish an adverse precedent or reasonable basis for subsequent settlements or require any change in material business practices.

     (n) RISK MANAGEMENT AND INSURANCE. Except as required by applicable law or regulation: (1) implement or adopt any material change in its credit risk and interest rate risk management and hedging policies, procedures or practices; or
(2) fail to follow its existing policies or practices with respect to managing its exposure to credit and interest rate risk. Cause any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated.

     (o) INDEBTEDNESS. Other than in the ordinary course of business (including by way of creation of deposit liabilities, entry into repurchase agreements, purchases or sales of federal funds, Federal Home Loan Bank advances, and sales of certificates of deposit) consistent with past practice, (1) incur any indebtedness for borrowed money, (2) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, or
(3) cancel, release, assign or modify any material amount of indebtedness of any other person.

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     (p) LOANS. (1) Make any Loan or advance other than in the ordinary course of business consistent with lending policies as in effect on the date hereof;
(2) make any Loan or advance in excess of $1,000,000 or (3) make any Loan or advance, whether in the form of a renewal, modification, extension, or advancement of new monies, to any customer who, as the result of such Loan or advance, would have a total credit exposure associated with its overall relationship with the Company in excess of $1,000,000; provided that the Company or any of its Subsidiaries may make any such Loan or advance in the event (A) the Company or any of its Subsidiaries has delivered to the Acquiror or its designated representative a notice of its intention to make such Loan or advance and such additional information as the Acquiror or its designated representative may reasonably require and (B) the Acquiror or its designated representative shall not have reasonably objected to such Loan or advance by giving notice of such objection within three business days following the actual receipt by the Acquiror of the applicable notice of intention.

     (q) ADVERSE ACTIONS. Subject to Section 6.06, take any action that is intended or is reasonably likely to result in (1) a Material Adverse Effect on the Company, (2) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (3) any of the conditions to the Merger set forth in Article VII not being satisfied on or before the date specified in Section 8.01(c) or (4) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

     (r) TAX ELECTIONS. Make any election with respect to Taxes.

     (s) RELATED PERSON TRANSACTIONS. (1) Except as Previously Disclosed, make any payment of cash or other consideration to, or make any Loan to or on behalf of, or (2) enter into, amend or grant a consent or waiver under, or fail to enforce, any Contract with, any Related Person.

     (t) CAPITAL EXPENDITURES. Make any capital expenditures in excess of $25,000 in the aggregate or enter into any agreement contemplating capital expenditures in excess of $25,000 for any twelve (12) month period.

     (u) COMMITMENTS. Agree or commit to do, or enter into any Contract regarding, anything that would be precluded by clauses (a) through (u) without first obtaining the Acquiror's consent.

     4.02 Forbearances of the Acquiror. From the date hereof until the Effective Time or, if earlier, the termination of this Agreement, except as expressly contemplated by this Agreement, without the prior written consent of the Company, the Acquiror will not, and will cause each of its Subsidiaries not to take any action that is intended or is reasonably likely to result in (a) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(b) any of the conditions to the Merger set forth in Article VII not being

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satisfied on or before the date specified in Section 8.01(c) or (c) a material breach of any provision of this Agreement; except, in each case, as may be required by applicable law.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 Disclosure Schedules. On or prior to the date hereof, the Company has delivered to the Acquiror and the Acquiror has delivered to the Company a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express disclosure requirement contained in a provision hereof or
(b) as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04, respectively, or to one or more of its covenants contained in Section 4.01 or 4.02, respectively; provided, that (1) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (2) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation, warranty or covenant shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item has had or is reasonably likely to result in a Material Adverse Effect with respect to the disclosing party. Any disclosure set forth in the Company Disclosure Schedule with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure with respect to the particular section is sufficient on its face without further inquiry reasonably to inform the Acquiror and Acquiror Sub of the information required to be disclosed in respect of such other sections to avoid breach under the representations or warranties corresponding to such other sections. Any disclosure with respect to a representation and warranty, whether in a Disclosure Schedule, the Company Reports or otherwise shall be deemed disclosed only to the extent of the likely range of consequences or effects of such matter as of the date hereof.

     5.02 Standard. No representation or warranty of the Company or the Acquiror contained in Section 5.03 or 5.04 shall be considered untrue or incorrect, and no party hereto shall be considered to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, (a) is not Previously Disclosed and (b) individually or taken together with all other facts, events or circumstances that should have been Previously Disclosed with respect to any one or more representations or warranties contained in Section 5.03 (other than Section 5.03(h)) or 5.04, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or the Acquiror, respectively; except that the representations or warranties contained in Sections 5.03(a), 5.03(b),

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5.03(c), 5.03(e) and 5.03(g) will not be subject to the standard in this Section
5.02 but will not be considered untrue or incorrect unless the representation or warranty is untrue or incorrect in any material respect.

     5.03 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Acquiror and Acquiror Sub as follows:

     (a) ORGANIZATION, STANDING AND AUTHORITY. The Company is duly organized, validly existing and in good standing as a corporation under the laws of Delaware, and is duly qualified to do business and is in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

     (b) COMPANY STOCK. As of the date hereof, the authorized capital stock of the Company consists solely of 10,000,000 shares of Company Common Stock, of which 2,410,078 shares are outstanding, and 500,000 shares of Company Preferred Stock, no shares of which are outstanding. The outstanding shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of Company Stock reserved for issuance; the Company does not have any Rights issued or outstanding with respect to Company Stock; and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights. The only Compensation Plans under which any shares of capital stock of the Company or any Rights with respect thereto have been or may be awarded or issued ("Company Stock Plans") are the Company's Equity Incentive Plan, Non-Employee Director Equity Compensation Plan, Non-Employee Directors' Stock Option Plan and Option Bonus Plan; no shares or Rights have been awarded or issued under the 2003 Equity Incentive Plan, which has not become effective. As of the date hereof, the Company has outstanding Company Stock Options representing the right to acquire no more than 804,170 shares of Company Common Stock and no phantom stock units or other rights to acquire shares of Company Common Stock. Except as described in the immediately preceding sentence, the Company has no Company Common Stock authorized for issuance pursuant to any Company Stock Plans. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (c) SUBSIDIARIES. (1)(A) The Company has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or its Subsidiaries), (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may

                                      -17-
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be bound to sell or otherwise transfer any equity securities of any such
Subsidiaries (other than to the Company or its Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities (other than to the Company or its Subsidiaries), and (F) all the equity securities of each such Subsidiary held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

             (2) The Company has Previously Disclosed, as of the date hereof, a list of all equity securities it or one of its Subsidiaries holds involving, in the aggregate, beneficial ownership or control by the Company or any such Subsidiary of 5% or more of any class of the issuer's voting securities or 25% or more of any class of the issuer's securities, including a description of any such issuer and the percentage of the issuer's voting and/or non-voting securities and, as of the Effective Time, no additional persons would need to be included on such a list. The Company has Previously Disclosed a list, as of the date hereof, of all partnerships, limited liability companies, joint ventures or similar entities, in which it owns or controls an equity, partnership or membership interest, directly or indirectly, and the nature and amount of each such interest, and as of the Effective Time, no additional persons would need to be included on such a list.

             (3) Each of the Company's Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Bank is the Company's only depository institution Subsidiary, and it (A) is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder and (B) has a rating of "Satisfactory" or better under the CRA as of the date hereof.

     (d) CORPORATE POWER. The Company and each of its Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and, subject to the adoption of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated hereby.

     (e) CORPORATE AUTHORITY AND ACTION. (1) The Company has taken all corporate action necessary in order (A) to authorize the execution and delivery of, and performance of its obligations under, this Agreement and (B) subject only to the adoption of the plan of merger contained in this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the Merger. Assuming due authorization, execution and delivery of this Agreement by the Acquiror and Acquiror Sub, this

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Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

             (2) The Company has taken all action required to be taken by it in order to exempt this Agreement, the Voting Agreement and the transactions contemplated hereby from, and this Agreement, the Voting Agreement and the transactions contemplated hereby each is exempt from, the requirements of
Section 203 of the DGCL and any other applicable "moratorium," "control share," "fair price," or other antitakeover laws and regulation of any state (collectively, "Takeover Laws") and no "poison pill" or other antitakeover provision in the Company Charter or the Company By-Laws is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, the Merger or the other transactions contemplated by this Agreement.

             (3) The Company Board (A) has duly approved this Agreement, the Merger and the other transactions contemplated hereby by the affirmative vote of all members of the Company Board present at a meeting called for such purpose and has resolved to recommend that the holders of shares of Company Common Stock adopt this Agreement and (B) has received the opinions of The Wallach Company, a Division of McDonald Investments Inc. and Alex Sheshunoff & Co. Investment Banking, L.P., each dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Consideration to be received in the Merger by the holders of shares of Company Common Stock is fair to such holders from a financial point of view.

     (f) REGULATORY APPROVALS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger or the other transactions contemplated hereby, except for (A) the filing with the SEC of a Form 8-K and the Proxy Statement in definitive form, (B) the filing and approval of applications and notices, as applicable, with the Federal Reserve System, the FDIC, and the Colorado Division of Banking, and expiration of any related waiting periods, (C) the filing of a notification, if required, and expiration of the related waiting period under the HSR Act, (D) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (E) the filing of any applicable filing or notice to the Nasdaq National Market System. As of the date hereof, the Company has no knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received without the imposition of a condition or requirement described in
Section 7.01(b).

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             (2) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit, license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Charter or the Company By-Laws, or
(C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, license or Contract.

             (3) Subject to receipt of applicable regulatory approvals, and expiration of applicable waiting periods, to the knowledge of the Company, the merger or other business combination (the "Subsequent Merger") of the Surviving Corporation or the Bank with a wholly owned banking subsidiary of Acquiror ("Acquiror Banking Sub") pursuant to which the Bank may become a wholly owned subsidiary of Acquiror Banking Sub will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit, license, or Contract of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Charter or the Company By-Laws or the Bank's charter or by-laws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, license or Contract.

     (g) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company's Annual Reports on Form 10-KSB or 10-K, as applicable, for the fiscal years ended December 31, 1999, 2000 and 2001, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by the Company or any of its Subsidiaries subsequent to December 31, 2001 under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, the "Company's SEC Documents") with the SEC, as of the date filed, (1) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, and (2) did not (or if amended or superseded by a filing prior to the date of this Agreement, then did not as of the date of such filing) and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the financial position of the Company and its Subsidiaries as of its

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date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied as of the date or during the periods involved, except in each case as may be noted therein, and subject to normal year-end audit adjustments in the case of unaudited statements.

     (h) ABSENCE OF UNDISCLOSED LIABILITIES AND CHANGES. (1) Except as disclosed in the Company's SEC Documents filed prior to the date hereof, none of the Company or its Subsidiaries has any obligation or liability (whether known, unknown, mature, contingent or otherwise), that, individually or in the aggregate, would reasonably be expected to constitute or have a Material Adverse Effect with respect to the Company and, since December 31, 2001, on a consolidated basis the Company and its Subsidiaries have not incurred any liability other than in the ordinary and usual course of business.

        (2) Since December 31, 2001, except for execution of this Agreement and performance of its obligations hereunder, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, events and circumstances (described in any paragraph of Section 5.03 or otherwise), has had or is reasonably likely to have a Material Adverse Effect with respect to the Company.

     (i) LITIGATION. Except as disclosed in the Company's SEC Documents filed before the date hereof, no litigation, claim or other proceeding is pending before any court, arbitrator, mediator or Governmental Authority that involves the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened.

     (j) COMPLIANCE WITH LAWS. (1) Except with respect to Environmental Laws, the Company and each of its Subsidiaries and, to the knowledge of the Company, their respective officers and employees qua officers and employees:

          (A) conducts its business in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including applicable fair lending laws and other laws relating to discriminatory business practices, the USA PATRIOT Act of 2001, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and the Sarbanes-Oxley Act



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     of 2002, in each case as in effect and applicable to such business and employees;

          (B) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened;

          (C) has received, since December 31, 1999, no notification or communication from any Governmental Authority (1) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Governmental Authority enforces or (2) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to the Company's knowledge, do reasonable grounds for any of the foregoing exist), or (3) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on banking organizations generally);

          (D) has no knowledge of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority against the Company, any of its Subsidiaries or any officer, director or employee thereof;

          (E) except for orders, decrees or directives applicable to banking organizations generally, is not subject to any order or decree issued by, or a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any board resolutions at the request of any Governmental Authority, or been advised by any Governmental Authority that it is considering issuing or requesting any such agreement or other action; and

          (F) since December 31, 1999, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

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        (2) None of the Company or its Subsidiaries has engaged in any of the practices listed in Office of the Comptroller of the Currency Advisory Letter AL 2000-7 as "indications that an institution may be engaging in abusive lending practices" or as practices that "may suggest the potential for fair lending violations" or has originated, owned or serviced or currently owns or services any Loan subject to the requirements of Section 226.32 of title 12 of the Code of Federal Regulations as will be in effect on October 1, 2002.

     (k) MATERIAL CONTRACTS; DEFAULTS. The Company has Previously Disclosed a list of all material Contracts (and in the case of Contracts constituting Loans by the Company or any of its Subsidiaries, the total amounts committed and outstanding under such Loans as of the date hereof) to which the Company or any of its Subsidiaries is a party, including the following:

          (1) any Contract that (A) is not terminable at will both without cost or other liability in excess of $50,000 to the Company or any of its Subsidiaries and upon notice of thirty (30) days or less and (B) provides for fees or other payments in excess of $25,000 per annum or in excess of $50,000 for the remaining term of the Contract;

          (2) any Contract with a term beyond the Effective Time under which the Company or any of its Subsidiaries created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness for borrowed money (including capitalized lease obligations) in excess of $50,000;

          (3) any Contract to which the Company or any of its Subsidiaries is a party, on the one hand, and under which any affiliate, officer, director, employee or equity holder or other Related Person of the Company or any of its Subsidiaries, on the other hand, is a party or beneficiary;

          (4) any Contract with respect to the employment of, or payment to, any present or former directors, officers, employees or consultants;

          (5) any Contract involving the purchase or sale of assets with a book value greater than $50,000 entered into since December 31, 2000; and

          (6) any Contract involving a capital expenditure in excess of $50,000 in a twelve (12) month period or $100,000 in the aggregate.

Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party thereto is in default under any such Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. The Contracts referred to in

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Section 5.03(k)(3) above are on arm's-length terms or terms more favorable to the Company and its Subsidiaries.

          (l) NON-COMPETITION/NON-SOLICITATION. Neither the Company nor any of its Subsidiaries is a party to or bound by any non-competition or non-solicitation agreement or any other agreement or obligation (1) which limits, purports to limit, or would limit in any respect the manner in which, or the localities in which, any business of the Company or its affiliates is or could be conducted or the types of business that the Company or its affiliates conducts or may conduct, (2) which would reasonably be understood to limit or purport to limit in any respect the manner in which, or the localities in which, any business of the Acquiror or its affiliates is or could be conducted or the types of business that the Acquiror or its affiliates conducts or may conduct or (3) which limits, purports to limit or would limit in any way the ability of the Company and its Subsidiaries to solicit prospective employees or would so limit or purport to limit the ability of Acquiror or its affiliates to do so.

          (m) PROPERTIES. Except as disclosed in the financial statements filed in its SEC Documents on or before the date hereof, the Company and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent, mechanics liens, materialmen liens, or other inchoate liens) to the properties and assets, tangible or intangible, reflected in such financial statements as being owned by the Company and its Subsidiaries as of the dates thereof. All buildings and all fixtures, equipment, and other property and assets which are material to its business and are held under leases or subleases by any of the Company and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws affecting creditors' rights generally and to general equity principles).

          (n) EMPLOYEE BENEFIT PLANS. (1) The Company has Previously Disclosed a list of all bonus, vacation, deferred compensation, commission-based, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock appreciation and stock option plans, all employment or severance contracts, all medical, dental, disability, severance, health and life plans, all other employee benefit and fringe benefit plans, contracts or arrangements and any "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former officers, employees or directors or the beneficiaries or dependents of any of the foregoing (collectively, the "Compensation Plans"), and each Compensation Plan which has received a favorable opinion letter from the IRS, including any master or prototype plan, has been separately identified.

                (2) With respect to each Compensation Plan, if applicable, the Company has provided to the Acquiror, true and complete copies

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     of the existing: (A) Compensation Plan documents and amendments thereto;
     (B) trust instruments and insurance contracts; and (C) two most recent Forms 5500 filed with the IRS.

          (3) Each of the Compensation Plans has been administered and operated in accordance with the terms thereof and with applicable law, including ERISA, the Code and the Securities Act. Each of the Compensation Plans which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under
     Section 401(a) of the Code has received a favorable determination letter from the IRS covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or has applied to the IRS for such favorable determination letter within the applicable remedial amendment period under Section 401(b) of the Code, and the Company is not aware of any circumstances that would likely result in the revocation or denial of any such favorable determination letter. None of the Company, any of its Subsidiaries or an Indemnified Party has engaged in any transaction with respect to any Compensation Plan that has subjected, or (assuming the taxable period with respect to the transaction expired as of the date hereof) could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA in an amount which would be material. There is no pending or, to the Company's knowledge, threatened litigation or governmental audit, examination or investigation relating to the Company's Compensation Plans.

          (4) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any "single-employer plan" (within the meaning of Section 4001 (a)(15) of ERISA) or Multiemployer Plan currently or formerly maintained or contributed to by any of them, or the single-employer plan or Multiemployer Plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to the Company's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate).

          (5) All contributions, premiums and payments required to have been made under the terms of any of the Compensation Plans or applicable law have been timely made or reflected in the Company's SEC

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     Documents. Neither any of the Pension Plans nor ERISA Affiliate Plans has
     an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Company, any of its Subsidiaries or any ERISA Affiliate has provided, or is required to provide, security to any Pension Plan or any ERISA Affiliate Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code.

          (6) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such plan. Under each of the Pension Plans, there has been no adverse change in the financial condition of any Pension Plan (with respect to either assets or benefits) since the last day of the most recent plan year.

          (7) There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Compensation Plans. Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Compensation Plan, except as set forth on
     Schedule 5.03(n)(7). The Company or the Subsidiaries may amend or terminate any such Plan at any time without incurring any liability thereunder. There has been no communication to employees, former employees or their spouses, beneficiaries or dependents by the Company or any of its Subsidiaries that promised or guaranteed such employees retiree health or life insurance or other retiree death benefits on a permanent basis or promised or guaranteed that any such benefits could not be modified, eliminated or terminated.

          (8) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation Plan which would increase the expense of maintaining such Plan above the level of the expense incurred therefor for the most recent fiscal year. Neither the execution of this Agreement, stockholder adoption of this Agreement nor the consummation of the transactions contemplated hereby will (v) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (w) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation Plans, (x) limit or restrict the right of the Company to merge, amend or terminate any of the Compensation Plans,
     (y) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Compensation Plans which would not be deductible under Section 162(m) or Section 280G of the Code.

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          (9) The Company has Previously Disclosed a complete list stating the current base salary, 2001 earned incentive compensation and 2002 target incentive compensation for all current officers, employees and directors of the Company or any of its Subsidiaries.

     (o) LABOR MATTERS. Each of the Company and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including the Immigration Reform and Control Act, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, affirmative action, workers' compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining Contract or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company aware of any activity involving it or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity in connection with their employment by the Company or any of its Subsidiaries.

     (p) ENVIRONMENTAL MATTERS. (1) The Company and each of its Subsidiaries have complied at all times with all applicable Environmental Laws; (2) to the Company's knowledge, no property (including soils, groundwater, buildings and any other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries has been contaminated with, or has had any release of, any Hazardous Substance; (3) to the Company's knowledge, neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; (4) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information relating to any violation of, or liability under, any Environmental Law; (5) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;
(6) to the Company's knowledge, there are no other circumstances or conditions involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Lien held by the Company or any of its Subsidiaries, including the presence of asbestos, underground storage tanks, contamination, polychlorinated biphenyls or prior use as a gas station site that could result in any claims, liability or investigations or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; (7) there is no Hazardous


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Substance contamination on, or could reasonably be expected to migrate onto the
Lakewood State Bank or the property on which such bank is situated located in the Lakewood area of metropolitan Denver, Colorado; and (8) the Company has made available to the Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, any of its Subsidiaries, any currently or formerly owned or operated property or any property in which the Company or any of its Subsidiaries has held a Lien.

     (q) TAX MATTERS. (1) All Tax Returns that are required to be filed with respect to the Company or any of its Subsidiaries, have been or will be timely filed, or requests for extensions have been timely filed and have not expired;
(2) all Tax Returns filed by the Company and its Subsidiaries are complete and accurate; (3) all Taxes shown to be due and payable (without regard to whether such Taxes have been assessed) on such Tax Returns (or, with respect to Tax Returns for which an extension has been timely filed, will be required to be shown as due and payable when such Tax Returns are filed) have been paid or adequate reserves have been established for the payment of such Taxes; (4) no audit or examination or refund litigation with respect to any such Tax Return is pending or, to the Company's knowledge, has been threatened; (5) all deficiencies asserted or assessments made as a result of any examination of a Tax Return of the Company or any of its Subsidiaries, have been paid in full or are being contested in good faith; (6) no waivers of statute of limitations have been given by or requested with respect to any Taxes of the Company or its Subsidiaries for any currently open taxable period; (7) the Company and each of its Subsidiaries has in its respective files all Tax Returns that it is required to retain in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law; (8) the Company and its Subsidiaries have never been a member of an affiliated, combined, consolidated or unitary Tax group for purposes of filing any Tax Return (other than a consolidated group of which the Company was the common parent); (9) no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries; (10) the Company is not a U.S. real property holding corporation within the meaning of Section 897 of the Code; (11) the Company and its Subsidiaries are not bound by any tax indemnity, tax sharing or tax allocation agreement or arrangement; (12) all Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other person; (13) the Company and each of its Subsidiaries have complied with all information reporting requirements and has retained all necessary documentation in its files to permit continued compliance with information reporting requirements; (14) there are no liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (15) neither the Company or any predecessor to the Company has made with respect to the Company, or any

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predecessor of the Company any consent under Section 341 of the Code; and (16)
none of the Company or any of its Subsidiaries has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

     (r) RISK MANAGEMENT; ALLOWANCE FOR LOAN LOSSES. (1) All swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for the Company's own account, or for the account of one or more of the Company's Subsidiaries or their customers (each a "Risk Management Contract"), were entered into (A) in the ordinary course of business, consistent with past practice, and in accordance with all applicable laws, rules, regulations and regulatory policies and (B) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. The Company has Previously Disclosed all Risk Management Contracts that have been entered into as of the date hereof. Neither the Company nor its Subsidiaries, nor to the Company's knowledge any other party thereto, is in breach of any of its obligations under any Risk Management Contract.

          (2) The allowances for loan losses reflected on the consolidated balance sheets included in the Company's SEC Documents are, in the reasonable judgment of the Company's management, adequate as of their respective dates under the requirements of generally accepted accounting principles and applicable regulatory requirements and guidelines.

     (s) BOOKS AND RECORDS. The books and records of the Company and its Subsidiaries have been properly and accurately maintained, and there are no inaccuracies or discrepancies contained or reflected therein.

     (t) ACCOUNTING CONTROLS. Each of the Company and its Subsidiaries has devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances, in the judgment of the Company Board, that (1) all material transactions are executed in accordance with management's general or specific authorization; (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principals consistently applied with respect to any criteria applicable to such statements, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

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     (u) INSURANCE. The Company has made available to the Acquiror all of the insurance policies, binders, or bonds maintained by or for the benefit of the Company or its Subsidiaries ("Insurance Policies") or their representatives. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in default thereunder; and all claims thereunder have been filed in due and timely fashion.

     (v) NO BROKERS. No action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except that the Company has employed The Wallach Company, a Division of McDonald Investments Inc., and Alex Sheshunoff & Co. Investment Banking, L.P. in connection with this transaction on Previously Disclosed terms.

     (w) INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or have the right to use all material Intellectual Property Rights necessary or required for the operation of their business as currently conducted (collectively, "Company IP Rights"), and have the right to use, license, sublicense or assign the same without material liability to, or any requirement of consent from, any other person or party. The Company's use of the Company IP Rights does not infringe any Intellectual Property Rights of any person; there is no pending or, to the knowledge of the Company, threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Company IP Rights; to the knowledge of the Company, there is currently no infringement by any person of any Company IP Rights; and the Company IP Rights owned, used or possessed by the Company and its Subsidiaries are sufficient and adequate to conduct the business of the Company and its Subsidiaries to the full extent as such business is currently conducted.

     (x) LOANS AND INVESTMENTS. (1) Except as Previously Disclosed, as of June 30, 2002, no loans or investments held by the Company or the Bank are (A) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (B) classified as "loss," "doubtful," "substandard" or "special mention" by any federal regulators or by the Company's or the Bank's internal credit review system; (C) on a non-accrual status as a result of the Company's or the Bank's loan review procedures or (D) "restructured loans," as that term is defined in Financial Accounting Standards No. 15.

             (2) Except as Previously Disclosed, each material loan reflected as an asset on the Company's balance sheets contained in or incorporated by reference into the Company's SEC Documents is evidenced by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with

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its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws or equitable principles or doctrine, the failure of which to comply with any of the foregoing has, or will, result in a loss to the Company or the Bank (provided, that no representation or warranty is made as to the collectibility of any such loans); to the Company's knowledge, no obligor named therein is seeking to avoid the enforceability of the terms of any loan under any such laws or equitable principles or doctrines and, to the Company's knowledge, no loan is subject to any defense, offset or counterclaim. All such loans originated by the Company or the Bank, and all such loans purchased by the Company or the Bank, were made or purchased in accordance with customary lending standards of the Company or the Bank, as applicable. Except as Previously Disclosed, all such loans are, and on the Effective Date will be, free and clear of any Lien, and the Company or the Bank has complied, and on the Effective Date will have complied with all laws and regulations relating to such loans.

     (y) DISCLOSURE. The information Previously Disclosed or otherwise provided to the Acquiror in connection with this Agreement, when taken together with the representations and warranties contained herein, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading. The copies of all documents furnished to the Acquiror hereunder are true and complete copies.

     5.04 Representations and Warranties of the Acquiror. Except as Previously Disclosed, the Acquiror represents and warrants to the Company as follows:

     (a) ORGANIZATION, STANDING AND AUTHORITY. The Acquiror is duly organized, validly existing and in good standing under the laws of Ohio. Acquiror Sub is duly organized, validly existing and in good standing under the laws of Delaware. Each of the Acquiror and Acquiror Sub are duly qualified to do business and are in good standing in the jurisdictions where the ownership or leasing of property or assets or the conduct of business requires such qualification.

     (b) CORPORATE POWER. Each of the Acquiror and Acquiror Sub has the requisite power and authority to carry on its business as it is now being conducted and to own all its properties and assets; each of the Acquiror and Acquiror Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     (c) CORPORATE AUTHORITY AND ACTION. Each of the Acquiror and Acquiror Sub has taken all corporate action necessary in order to authorize the execution and delivery of, and performance of its obligations under, this

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Agreement and to consummate the Merger. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement is a valid and legally binding agreement of each of the Acquiror and Acquiror Sub, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

     (d) REGULATORY APPROVALS; NO DEFAULTS. (1) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Acquiror or any of its Subsidiaries in connection with the execution, delivery or performance by the Acquiror of this Agreement or to consummate the Merger or the other transactions contemplated hereby except for (A) the filing and approval of applications and notices, as applicable, with the Federal Reserve System, the FDIC, and the Colorado Division of Banking, and expiration of any related waiting periods, (B) the filing of a notification, if required, and expiration of the related waiting period under the HSR Act and (C) the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL. As of the date hereof, the Acquiror has no knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated hereby will not be received without the imposition of a condition or requirement described in Section 7.01(b).

                (2) Subject to receipt of the regulatory approvals, and expiration of the waiting periods, referred to in the preceding paragraph and the making of all required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit, license, or Contract of the Acquiror or of any of its Subsidiaries or to which the Acquiror or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or by-laws (or similar governing documents) of the Acquiror or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit, license or Contract.

     (e) INTERIM OPERATIONS OF ACQUIROR SUB. Acquiror Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Closing Date, will have engaged in no business other than in connection with the transactions contemplated by this Agreement.

     (f) NO BROKERS. No action has been taken by the Acquiror or Acquiror Sub that would give rise to any valid claim against any party hereto for

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a brokerage commission, finder's fee or other, like payment with respect to the transactions contemplated by this Agreement.

     (g) FINANCING. The Acquiror has, and will have, as and when required, the funds necessary to consummate the Merger and pay the Consideration in accordance with the terms of this Agreement.

     (h) DISCLOSURE. The information provided to the Company in connection with this Agreement, when taken together with the representations and warranties contained herein, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances in which they are being made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

     6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company, the Acquiror and Acquiror Sub agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     (b) Without limiting the generality of Section 6.01(a), the Company agrees to use its reasonable best efforts to obtain the consent or approval of all persons party to a Contract with the Company or any of its Subsidiaries, to the extent such consent or approval is required in order to consummate the Merger or the Subsequent Merger or for the Surviving Corporation to receive the benefits of such Contract.

     6.02 Stockholder Approvals. The Company agrees to take, in accordance with applicable law, applicable Nasdaq National Market System rules, the Company Charter and the Company By-Laws, all action necessary to convene an appropriate meeting of stockholders of the Company to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by the Company's stockholders for consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement, the "Company Meeting"), and to solicit stockholder approval, as promptly as practicable after the date hereof. The Company Board has adopted a resolution contemplated by DGCL ss. 251, recommending that the stockholders adopt this Agreement (and will keep such resolution in effect) and take any other action required to permit consummation of the transactions contemplated hereby. The obligation of the Company to

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hold the Company Meeting shall not be affected by any Acquisition Proposal or other event or circumstance, including any failure by the Company Board to make the recommendation referred to in the previous sentence or any change in such recommendation.

     6.03 Proxy Statement. (a) The Acquiror and the Company will cooperate in the preparation of a proxy statement and other proxy solicitation materials of the Company (the "Proxy Statement"). The Company agrees to file the Proxy Statement in preliminary form with the SEC as promptly as reasonably practicable, but in no event later than three weeks after the execution of this Agreement. The Company will advise the Acquiror promptly of the time when the Proxy Statement and any amendment or supplement to the Proxy Statement has been filed, and of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company agrees to use its reasonable best efforts, after consultation with the Acquiror, to respond promptly to all such comments of and requests by the SEC.

     (b) Each of the Company and the Acquiror agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Company Meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and the Acquiror further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

     (c) The Company will use its reasonable best efforts to cause the definitive Proxy Statement and all required amendments and supplements thereto to be mailed to its stockholders as promptly as practicable after the date hereof.

     6.04 Other Communications. The initial press release concerning the Merger and the other transactions contemplated by this Agreement shall be a joint press release in such form agreed to in advance by the parties, and thereafter each of the Company and the Acquiror agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to the Company or the Acquiror, as the case may be, is

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required by law or regulation and as to which the Company or the Acquiror, as the case may be, has used its best efforts to discuss with the other in advance).

     6.05 Access; Information. (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall afford the Acquiror and its officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including credit files, tax returns and work papers of independent auditors), properties, personnel and to such other information as it may reasonably request and, during such period, the Company shall furnish promptly (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning its business, properties and personnel as the other may reasonably request.

     (b) No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

     6.06 Acquisition Proposals. The Company agrees that it shall not, and shall cause its Subsidiaries, and its and its Subsidiaries' representatives, not to, directly or indirectly initiate, solicit, encourage or otherwise facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, sale of assets, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided that anything in this Agreement to the contrary notwithstanding, nothing contained in this Agreement shall prevent the Company Board from (a) making any disclosure to its stockholders if, in the good faith judgment of the Company Board, failure so to disclose would be inconsistent with its obligations under applicable law; (b) before the date of the Company Meeting, providing (or authorizing the provision of) information to, or engaging in (or authorizing) such discussions or negotiations with, any person who has made a bona fide written Acquisition Proposal received after the date hereof; or (c) recommending such an Acquisition Proposal to its stockholders if and only to the extent that, in the case of actions referred to in clause (b) or (c), (1) such Acquisition Proposal is a Superior Proposal, (2) the Company Board, after having consulted with and considered the advice of outside counsel to the Company Board, determines in good faith that providing such information or engaging in such negotiations or discussions, or making such recommendation is required in order to discharge the directors' fiduciary duties to the Company

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and its stockholders in accordance with the DGCL or, insofar as concerns disclosure, its obligations under the Exchange Act and (3) if any confidential information is provided, the Company receives from such person a confidentiality agreement substantially in the form of the Confidentiality Agreement. For purposes of this Agreement, a "Superior Proposal" means any Acquisition Proposal by a third party on terms that the Company Board determines in its good faith judgment, after receiving the advice of its financial advisors (the substance of whose advice shall be communicated to the Acquiror), to be more favorable from a financial point of view to the Company and its stockholders than the Merger and the other transactions contemplated hereby, after taking into account the likelihood of consummation of such transaction on the terms set forth therein, taking into account all legal, financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law, after giving the Acquiror at least three business days to respond to such third-party Acquisition Proposal once the Board has notified the Acquiror that in the absence of any further action by the Acquiror it would consider such Acquisition Proposal to be a Superior Proposal, and then taking into account any amendment or modification to this Agreement proposed by the Acquiror. The Company also agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Acquiror, with respect to any of the foregoing. The Company shall promptly (within 24 hours) advise the Acquiror following the receipt by it of any Acquisition Proposal and the material terms thereof (including the identity of the person making such Acquisition Proposal), and advise the Acquiror of any developments (including any change in such terms) with respect to such Acquisition Proposal promptly upon the occurrence thereof. The Company agrees that neither it nor any of its Subsidiaries shall terminate, amend, modify or waive any provision of or release any of its rights under any confidentiality or standstill agreement to which it is a party with respect to any Acquisition Proposal. The Company will use its reasonable efforts to cause any persons (and their agents and/or advisors) in possession of any Company confidential information provided with respect to any Acquisition Proposal to return or destroy all such information.

     Nothing contained in this Section 6.06 or any other provision of this Agreement will prohibit the Company or the Company Board from notifying any third party that contacts the Company on an unsolicited basis after the date hereof concerning an Acquisition Proposal of the Company's obligations under this Section 6.06.

     6.07 Takeover Laws. No party shall knowingly take any action that would cause the transactions contemplated by this Agreement or the Voting Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

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     6.08 No Rights Triggered. The Company shall take all reasonable steps necessary to ensure that the entering into of this Agreement and the consummation of the transactions contemplated hereby and any other action or combination of actions, or any other transactions contemplated hereby, do not and will not result in the grant of any rights to any person (a) under the Company Charter or the Company By-Laws or (b) under any material Contract to which it or any of its Subsidiaries is a party except, in each case, as contemplated by this Agreement.

     6.09 Regulatory Applications. (a) The Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. The Acquiror shall have the right to review in advance, and to the extent practicable to consult with the Company, subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the Acquiror agrees to act reasonably and as promptly as practicable. Each of the Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material consents, registrations, approvals, permits and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

     (b) Each of the Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.10 Indemnification. (a) Following the Effective Time and for a period of six years thereafter, the Acquiror shall, or shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions and other actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company is permitted to indemnify its directors and officers under applicable law, the Company Charter and the

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Company By-Laws as in effect on the date hereof (and the Acquiror shall, or shall cause the Surviving Corporation to, also advance expenses as incurred to the fullest extent provided under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required to be made with respect to whether such an officer's or director's conduct complies with the standards set forth under the DGCL, the Company Charter and the Company By-Laws shall be made by independent counsel reasonably acceptable to both the Indemnified Party and the Surviving Corporation.

     (b) For a period of three years from the Effective Time, the Acquiror shall provide (or cause the Surviving Corporation to provide) that portion of director's and officer's liability insurance that serves to reimburse the present and former officers and directors of the Company or any of its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time, which insurance may be provided under the Acquiror's existing insurance policies; provided, however, that in no event shall the Acquiror be required to expend more than 150% of the current amount spent by the Company (the "Insurance Amount") to maintain or procure such directors' and officers' insurance coverage; provided, further, that if the Acquiror is unable to maintain or obtain the insurance called for by this Section 6.10(b), the Acquiror shall obtain as much comparable insurance as is available for the Insurance Amount; provided, further, that officers and directors of the Company or any Subsidiary may be required to make application and provide customary representations and warranties to the Acquiror's insurance carrier for the purpose of obtaining such insurance.

     (c) Any Indemnified Party wishing to claim indemnification under Section 6.10(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify the Acquiror thereof; provided that the failure so to notify shall not affect the obligations of the Acquiror under
Section 6.10(a) unless and to the extent that the Acquiror is actually and materially prejudiced as a result of such failure. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (1) the Acquiror or the Surviving Corporation shall have the right to assume the defense thereof and the Acquiror shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Acquiror or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Acquiror or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Acquiror or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Acquiror shall be obligated pursuant to

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this paragraph (c) to pay for only one firm of counsel for all Indemnified
Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (2) the Indemnified Parties will cooperate in the defense of any such matter and (3) the Acquiror shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld; and provided, further, that the Acquiror shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (d) If the Acquiror or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of the Acquiror shall assume the obligations set forth in this Section 6.10.

     6.11 Notification of Certain Matters. Each of the Company and the Acquiror shall give prompt notice to the other of any fact, event or circumstance known to it that (1) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it, (2) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein or (3) would materially and adversely affect the likelihood of consummating the transactions contemplated by this Agreement.

     6.12 Employee Benefits.

     (a) Prior to the Effective Date, the Company will amend each applicable Compensation Plan to eliminate any provision requiring an irrevocable contribution to a trust or other fund upon a "change in control" or a "potential change in control" (as defined in any such Compensation Plan). Prior to the Effective Date, the Company will amend its 401(k) profit sharing plan to make each participant fully vested in his or her account as of the day prior to the Closing Date and to make each participant who is an active employee of the Company as of the day prior to the Closing Date eligible to share in profit sharing contributions to the plan.

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     (b) Following the Effective Time, the employees of the Company and its
Subsidiaries will be subject to the policies of the Acquiror that are applicable to similarly situated employees of the Acquiror and its Subsidiaries and will be provided employee retirement, welfare and other benefits, fringes, and perquisites that are generally comparable in the aggregate to those provided by the Acquiror to similarly situated employees of the Acquiror and its Subsidiaries.

     (c) Acquiror will cause each employee benefit plan of the Acquiror and its Subsidiaries in which employees of the Company and its Subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder, but not for purposes of benefit accrual, the prior service of such employees with the Company and its Subsidiaries as if such service were with the Acquiror and its Subsidiaries, to the same extent that such service was credited under a comparable plan of the Company. Employees of the Company and its Subsidiaries shall not be subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of the Acquiror and its Subsidiaries in which they are eligible to participate. Employees of the Company and its Subsidiaries will retain credit for vacation pay which has been accrued as of the Effective Time and for purposes of determining the entitlement of such employees to vacation pay following the Effective Time, the service of such employees with the Company and its Subsidiaries shall be treated as if such service was with the Acquiror and its Subsidiaries.

     (d) The Company shall take all actions necessary to satisfy the Acquiror's requests with respect to the treatment of the Company's 401(k) profit sharing plan and Company Stock Plans, as agreed upon by the Company and the Acquiror. The Acquiror agrees prior to the Effective Time to provide successor trustees for the Company's 401(k) profit sharing plan to replace officers of the Company currently acting in such capacity.

     (e) The Company shall be responsible for providing or discharging any and all notifications, benefits and liabilities to employees and Governmental Authorities required by the Workers Adjustment and Retraining Notification Act of 1988 (WARN Act) or by any other applicable law relating to plant closings or employee separations or severance pay that are required to be provided before the Effective Time as a result of the transactions contemplated by this Agreement and the Acquiror shall be responsible for any and all such matters following the Effective Time. The Company shall cooperate in preparing and distributing any notices that the Acquiror may desire to provide prior to the Effective Time, in connection with actions by the Acquiror after the Effective Time would result in a notice requirement under such laws.

     6.13 Certain Adjustments. Upon the request of the Acquiror, the Company shall (a) consistent with generally accepted accounting principles and regulatory accounting principles, use its reasonable best efforts to record any accounting adjustments required to conform the (1) loan, litigation and other

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reserves (including loan classifications and levels of reserves) and (2) real estate and securities valuation policies and practices of the Company and its Subsidiaries so as to reflect consistently on a mutually satisfactory basis the policies and practices of the Acquiror and (b) make reasonable adjustments to the corporate structure of the Company or its direct or indirect subsidiaries and transfer assets or liabilities between the Company and its Subsidiaries or between Subsidiaries; provided, however, that the Company shall not be obligated to record any such accounting adjustments (1) unless and until the Acquiror shall have waived in writing or otherwise indicated in writing its satisfaction that the conditions to the obligations of the parties to consummate the Merger have been satisfied, and (2) in no event until the day prior to the Closing Date.

     6.14 Certain Contracts. Except for Contracts with respect to deposits and loans entered into in the ordinary and usual course of a Subsidiary's banking practice and in compliance with Federal Reserve Regulation O and other applicable laws and regulation, and except for Previously Disclosed employment or change in control agreements, prior to the Effective Time, the Company (a) shall cause the Previously Disclosed Contracts with Related Persons to be terminated (effective prior to or as of the Effective Time) without any penalty or other adverse consequences to the Company and (b) will use its reasonable best efforts to cause the Previously Disclosed Contracts with third parties identified on Schedule 6.14 to this Agreement to be terminated (effective prior to or as of the Effective Time) without any penalty or other adverse consequences to the Company or to be amended in the manner reasonably requested by Acquiror.

     6.15 Actions Regarding Debentures. The Acquiror and the Company agree to take all such actions as are necessary to satisfy the requirements of the Indenture relating to the Company's 9% Junior Subordinated Debentures in the event the transactions contemplated by this Agreement are consummated, including providing successor trustees to replace officers of the Company currently acting in such capacity.

     6.16 Invesco Field Lease. The Acquiror agrees to assume the obligations under the lease for a suite at Invesco Field at Mile High Stadium, a copy of which has been provided to the Acquiror. Promptly after the Effective Time, the Acquiror shall refund $17,000 of the original deposit fee to Mr. Charles R. Harrison.

                                  ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The obligation of each of the Acquiror, Acquiror Sub and the Company to consummate the Merger is subject to the fulfillment or written waiver by the

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Acquiror and the Company prior to the Effective Time of each of the following conditions:

     (a) STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted by the affirmative vote of the holders of the requisite number of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with applicable law, the Company Charter and the Company By-Laws.

     (b) GOVERNMENTAL AND REGULATORY CONSENTS. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the Merger, and for the prevention of any termination of any material right, privilege, license or agreement of either the Acquiror or the Company or their respective Subsidiaries, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; provided, however, that none of the preceding shall be deemed obtained or made if it shall be subject to any condition or restriction the effect of which, together with any other such conditions or restrictions, would be reasonably expected to have a Material Adverse Effect on the Surviving Corporation or the Acquiror after the Effective Time.

     (c) THIRD PARTY CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

     (d) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

     7.02 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Effective Time of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Acquiror set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date), and the Company shall have received a

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certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior officer of the Acquiror to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE ACQUIROR. The Acquiror shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Closing Date, signed on behalf of the Acquiror by a senior officer of the Acquiror to such effect.

     7.03 Conditions to Obligation of the Acquiror. The obligations of the Acquiror and Acquiror Sub to consummate the Merger are also subject to the fulfillment or written waiver by the Acquiror prior to the Effective Time of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct only as of such date) and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Acquiror shall have received a certificate, dated the Closing Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

     (c) SUBSEQUENT MERGER CONSENTS. All consents or approvals of all persons, other than Governmental Authorities, required for or in connection with the consummation of the Subsequent Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to materially impair the consummation of the Subsequent Merger.

     (d) EMPLOYMENT AGREEMENTS. Each of the persons identified on Exhibit A shall have executed an Employment Agreement and shall be in the employ of the Company immediately prior to the Effective Time.

     (e) SEPARATION AGREEMENTS. Each of the persons identified on Exhibit A shall have executed a Separation Agreement and each such agreement shall be in full force and effect.

     (f) DIRECTOR/OFFICER RELEASE. Each of the directors and officers of the Company identified on Exhibit A shall have executed a Director/Officer

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Release and each such Director/Officer Release shall be in effect as of the
Effective Time, shall fully cover the period from the beginning of time through the Effective Time and shall be irrevocable.

                                  ARTICLE VIII

                                   TERMINATION

     8.01 Termination. This Agreement may be terminated and the Merger may be abandoned:

     (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of the Acquiror and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) BREACH. At any time prior to the Effective Time, by the Acquiror or the Company (and written notice to the other party), in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach, individually or in the aggregate with other such breaches, would cause the conditions set forth in Section 7.03(a) or (b), in the case of a breach or breaches by the Company, or Section 7.02(a) or (b), in the case of a breach or breaches by the Acquiror, not to be satisfied or would reasonably be expected to prevent, materially delay or materially impair the ability of the Company or the Acquiror to consummate the Merger and the other transactions contemplated by this Agreement.

     (c) DELAY. At any time prior to the Effective Time, by the Acquiror or the Company (and written notice to the other party), in each case if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by April 30, 2003 (the "Termination Date"), except to the extent that the failure of the Merger then to be consummated arises out of or results from the action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

     (d) NO APPROVAL. By the Company or the Acquiror (and written notice to the other party), in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority.

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     (e) FAILURE TO RECOMMEND, ETC. By the Acquiror (and written notice to the other party), if at any time prior to the receipt of the adoption of this Agreement by the Company's stockholders contemplated by Section 7.01(a), the Company Board shall not recommend that the stockholders adopt this Agreement or shall have adversely modified such recommendation.

     (f) NO STOCKHOLDER APPROVAL. By the Company or the Acquiror (and written notice to the other party), in each case if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that the adoption of this Agreement by the Company's stockholders required by Section 7.01(a) shall not have been obtained at a meeting duly convened therefore or at any adjournment or postponement thereof (provided that such meeting may not be adjourned or postponed to any date later than five business days prior to the Termination Date).

     (g) SUPERIOR PROPOSAL. At any time prior to the receipt of the adoption of this Agreement by the Company's stockholders contemplated by Section 7.01(a), by the Company (and written notice to the other party), if the Company Board so determines by vote of a majority of the members of its entire Company Board if
(1) the Company is not in material breach of the terms of this Agreement, (2) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Acquiror in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice and (3) the Company concurrently with such termination pays to the Acquiror in immediately available funds all fees required to be paid pursuant to Section 8.03. The Company agrees to notify the Acquiror promptly if it shall determine not to enter into the written agreement referred to in its notification at any time after giving such notification.

     8.02 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) as set forth in Sections 8.03 and 9.01 and (b) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

     8.03 Termination Fee. (a) In addition to any other rights that the Acquiror has under this Agreement and/or otherwise, if this Agreement is terminated by
(1) the Acquiror pursuant to (A) Section 8.01(b) with respect to a breach of
Section 6.01, 6.02 or 6.06 on the part of the Company or (B) Section 8.01(e),
(2) the Acquiror or the Company pursuant to Section 8.01(c) or Section 8.01(f) (if an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries or any of its stockholders or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries) or (3) the Company pursuant to Section 8.01(g), then the Company shall pay to the

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Acquiror a termination fee of $3,000,000 (it being understood that such fee is not intended as liquidated damages) and shall pay all out-of-pocket expenses reasonably incurred by the Acquiror in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $500,000.

     (b) Any payment required to be made under Section 8.03(a) shall be payable, without setoff, by wire transfer in immediately available funds, to an account specified by the Acquiror, within three business days following such termination.

     (c) The Company acknowledges that the agreements contained in this Section
8.03 are an integral part of the transactions contemplated by this Agreement and are cumulative with, and not intended to limit, other remedies that may be available, and that, without these agreements, the Acquiror would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 8.03, and, in order to obtain such payment, the Acquiror commences a suit which results in a judgment against the Company for the payment set forth in this Section 8.03, the Company shall pay the Acquiror's costs and expenses (including attorneys' fees) in connection with such suit, together with interest on any amount due pursuant to this Section 8.03 from the date such amount becomes payable until the date of such payment at the prime rate of Citibank N.A. in effect on the date such payment was required to be made plus two (2) percent.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement (a) other than those contained in Sections 6.05(b), 8.02, and 8.03 and in this Article IX, shall survive the termination of this Agreement if this Agreement is terminated prior to the Effective Time, or (b) other than those contained in Sections 6.10 and 6.12 and in this Article IX, shall survive the Effective Time.

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived by the party benefited by the provision, or (b) amended or modified at any time, by an agreement in writing executed by both parties, except that, after adoption of this Agreement by the stockholders of the Company, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

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     9.04 Governing Law; Venue; Waiver of Jury Trial. (a) THIS AGREEMENT IS
GOVERNED BY, AND WILL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     (b) Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby or thereby exclusively in the United States District Court for the District of Delaware or the relevant trial court of the State of Delaware located in Wilmington, Delaware (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (1) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (2) waives any objection to laying venue in any such action or proceeding in the Chosen Courts,
(3) to the fullest extent permitted by law, waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (4) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.06.

     (c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (3) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (4) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.04.

     9.05 Expenses. Subject to Section 8.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and postage expenses and any other fees and expenses related to the Proxy Statement shall be shared equally between the Company and the Acquiror. The parties shall select a mutually acceptable printing company.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given (a) on the date of delivery, if personally delivered or telecopied (with confirmation), (b) on the first business day following the date of dispatch, if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in

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each case to such party at its address or telecopy number set forth below or such other address or numbers as such party may specify by notice to the parties hereto.

            If to the Company, to:

                  Charles R. Harrison
                  Chairman and Chief Executive Officer
                  Union Bankshares, Ltd.
                  1825 Lawrence Street, Suite 444
                  Denver, Colorado 80202
                  Facsimile: (303) 298-5380

            With a copy to:

                  Ronald R. Levine, II, Esq.
                  Davis Graham & Stubbs LLP
                  1550 Seventeenth Street, Suite 500
                  Denver, Colorado 80202
                  Facsimile: (303) 893-1379

            If to the Acquiror or Acquiror Sub, to:

                  Matthew M. Nickels
                  Keycorp
                  127 Public Square
                  Cleveland, Ohio 44114-1306
                  Facsimile: (216) 689-3610

            With copies to:

                  Daniel R. Stolzer, Esq.
                  Keycorp
                  127 Public Square
                  Cleveland, Ohio 44114-1306
                  Facsimile: (216) 689-5372

            and

                  Mitchell S. Eitel, Esq.
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York  10004
                  Facsimile:  (212) 558-3588

     9.07 Entire Understanding; No Third-Party Beneficiaries. This Agreement (together with the Disclosure Schedules, the Schedules and the Exhibits hereto) represents the entire understanding of the parties hereto with

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reference to all the matters encompassed or contemplated herein or agreed to in contemplation hereof and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for Section 6.10, insofar as such Section expressly provides certain rights to the Indemnified Parties named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of each other party hereto, except that the Acquiror and Acquiror Sub may assign or delegate in their sole discretion any or all of their rights, interests or obligations under this Agreement to any direct or indirect, wholly owned subsidiary of the Acquiror, but no such assignment shall relieve the Acquiror of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

     9.09 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                                      * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    UNION BANKSHARES, LTD.



                                    By:   /s/ Charles R. Harrison
                                       ---------------------------
                                       Name:  Charles R. Harrison
                                       Title:  Chairman & CEO


                                    KEYCORP



                                    By:   /s/ Matthew M. Nickels
                                       ---------------------------
                                       Name:  Matthew M. Nickels
                                       Title: Authorized Person


                                    BUFFALO ACQUIROR SUB, INC.



                                    By:   /s/ Matthew M. Nickels
                                       ---------------------------
                                       Name:  Matthew M. Nickels
                                       Title: Authorized Person


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